UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 10, 2007

First National Bancshares, Inc.
(Exact name of registrant as specified in its charter)

South Carolina
(State or other jurisdiction of incorporation)

000-30523	58-2466370
(Commission File Number)	(IRS Employer Identification No.)

215 North Pine Street, Spartanburg, S.C.	29302
(Address of principal executive offices)	(Zip Code)

(864) 948-9001
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry Into Material Definitive Agreement.

On October 10, 2007, First National Bank of the South (the “Bank”), a wholly-owned subsidiary of First National Bancshares, Inc. (the “Company”) closed on a transaction which occurred pursuant to the execution of a definitive agreement (the “Agreement”) to sell, purchase and lease its real properties located at 651 Johnnie Dodds Boulevard, Mt. Pleasant, SC, 3401 Pelham Road, Greenville, SC and 713 W. Wade Hampton Boulevard, Greer, SC (the “Properties”) to First National Holdings II, LLC (the “Purchaser”) for a price of $3.6 million due and payable at closing. The Agreement was approved by the Board of Directors for the Bank on August 20, 2007, and executed by the Bank on September 24, 2007. The real property located at 3401 Pelham Road, Greenville, SC consists of the Bank’s Greenville County market headquarters and a full-service branch. The real properties located at 651 Johnnie Dodds Boulevard, Mt. Pleasant, SC and 713 W. Wade Hampton Boulevard, Greer, SC are full-service branches.

In connection with the sale, the Bank agreed to lease back the Properties from the Purchaser for an initial term of twenty-five years with one five-year option to renew at the option of the Bank. The terms of the lease portion of the Agreement call for monthly rental payments of $24,375 using a capitalization rate of 8.125% of the agreed upon purchase price of $3.6 million which was derived using third-party independent appraisals. This monthly rental applies during the initial term under a triple-net lease that will be accounted for as an operating lease under the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 13, “Accounting for Leases (as amended).” If the Bank exercises the option to renew the lease as described above, the monthly rental payments will be adjusted to reflect the increase, if any, in the Consumer Price Index between the date of the Agreement and the date of commencement of the renewal term.

First National Holdings II, LLC is a limited liability corporation owned by a group of eight individual investors who serve as non-management directors of both the Bank and the Company. These board members, who are members of this limited liability corporation or who control entities that are members of this limited liability corporation, are as follows: C. Dan Adams, Norman F. Pulliam, Donald B. Wildman (as management member), Mellnee Buchheit, Coleman L. Young, Jr., Peter E. Weisman, William A. Hudson and Benjamin R. Hines. Each investor/director has a one/eighth interest in the limited liability corporation. The Bank plans to continue to conduct its normal banking operations out of the Properties without interruption.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST NATIONAL BANCSHARES, INC.

By: /s/ Kitty B. Payne Name: Kitty B. Payne Title: Executive Vice President/Chief Financial Officer

Dated: October 10, 2007